UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Date of Report (Date of Earliest Event Reported)) May 17, 2007
WM.WRIGLEY JR. COMPANY
(Exact Name of Registrant as specified in its charter)

DELAWARE	1-800	36-1988190

(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification Number)

410 North Michigan Avenue
Chicago, Illinois		60611

(Address of principal executive Offices)		(Zip Code)
(312) 644-2121
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On May 17, 2007, Wm. Wrigley Jr. Company (the “Company”) entered into the Amendment No. 1 to Credit Agreement (the “Amendment”) with certain financial institutions and other parties thereto as lenders which amends the Credit Agreement dated as of July 14, 2005 (the “Credit Agreement”) among the Company, JPMorgan Chase Bank, N.A. (“JPMorgan”), as the Administrative Agent, and the lenders thereto. The Amendment modifies: (a) the Credit Agreement to reflect generally accepted accounting principles as of December 31, 2006; (b) the acceptable leverage ratio under the Credit Agreement; and (c) the pricing schedule under the Credit Agreement.
     Other than the Credit Agreement, as amended, there are no material relationships between JPMorgan or the other lenders under the Credit Agreement, as amended, and the Company or any of its affiliates, other than that the Company or its affiliates may have customary banking relationships or investment banking relationships with one or more of such lenders.
     The foregoing description of the Amendment is hereby qualified in its entirety by reference to the full text of the Amendment, which is filed as exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Amendment No. 1 to Credit Agreement dated as of May 17, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WM. WRIGLEY JR. COMPANY

	By:	/s/ Howard Malovany

	Name:	Howard Malovany
	Title:	Senior Vice President, Secretary and General Counsel

Date: May 18, 2007

INDEX TO EXHIBITS
Number	Description
10.1	Amendment No. 1 to Credit Agreement dated as of May 17, 2007.